Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Galiano Gold Inc.
Reporting Year	From	1/1/2025	To:	12/31/2025	Date submitted	5/29/2026
Reporting Entity ESTMA Identification Number	E322718		Original Submission Amended Report

Other Subsidiaries Included (optional field)

Not Consolidated

Not Substituted

Attestation by Reporting Entity
In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Matthew Freeman				Date	5/29/2026
Position Title	Chief Financial Officer

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2025	To:	12/31/2025
Reporting Entity Name	Galiano Gold Inc.				Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E322718
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Ghana	Government of Ghana	Ghana Revenue Authority	35,914,000	7,759,000	-	-	-	-	-	43,673,000	Payments relate to mining royalties, income taxes and withholding taxes. Amounts denominated in Ghanaian Cedis were translated at rates of between 10.3 and 15.5 Cedis per USD.
Ghana	Government of Ghana	Minerals Income Investment Fund	-	17,647,000	-	-		-	-	17,647,000	Payments relate to mining royalties.
Ghana	Government of Ghana	Minerals Commission	-	-	2,516,000	-	-	-	-	2,516,000	Payments relate to mining and prospecting licenses, mineral rights fees, and permits. Amounts denominated in Ghanaian Cedis were translated at rates of between 10.3 and 15.6 Cedis per USD.
Ghana	Government of Ghana	Ministry of Lands and Natural Resources (Department: Administrator of Stool Lands)	-	-	183,000	-	-	-	-	183,000	Payments relate to surface access rights. Amounts denominated in Ghanaian Cedis were translated at rates between 10.6 and 12.6 Cedis per USD.
Ghana	Government of Ghana	Ghana Gold Board	-	-	87,000	-	-	-	-	87,000	Payments relate to processing fees. Amounts denominated in Ghanaian Cedis were translated at rates of between 10.2 and 15.4 Cedis per USD.
Additional Notes:	1) All amounts have been reported in United States dollars ("USD"). Amounts paid in currencies other than USD have been translated using the spot rate prevailing at the time of payment.
2) All amounts have been rounded to the nearest USD$1,000.
	3) All amounts have been reported on a cash-basis.

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2025	To:	12/31/2025
Reporting Entity Name	Galiano Gold Inc.				Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E322718
Subsidiary Reporting Entities (if necessary)
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Ghana	Asanko Gold Mine	34,091,000	25,406,000	2,786,000	-	-	-	-	62,283,000	Payments relate to: mining
and prospecting licenses
and permits, mineral rights
										fees, mining royalties, income taxes, surface access fees and processing fees. Amounts denominated in Ghanaian Cedis were translated at rates of between 10.2 and 15.6 Cedis per USD.
Ghana	Galiano Gold Inc.	1,823,000	-	-	-	-	-	-	1,823,000	Payments relate to withholding taxes.
Additional Notes[3]:	1) All amounts have been reported in United States dollars ("USD"). Amounts paid in currencies other than USD have been translated using the spot rate prevailing at the time of payment.
2) All amounts have been rounded to the nearest USD$1,000.
	3) All amounts have been reported on a cash-basis.